EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent engineering consultants, Russell K. Hall and Associates, Inc., Petroleum and Environmental Engineering Consultants, hereby consent to the use of our reports incorporated herein by reference.

/s/ Russell K. Hall and Associates, Inc.

PETROLEUM and ENVIRONMENTAL ENGINEERING CONSULTANTS

Midland, Texas

October 2, 2019